UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2018 (February 5, 2018)

UNIVERSAL CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia	23235
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A (this “Amendment”) amends the information disclosed in the Current Report on Form 8-K filed on February 8, 2018 (the “Original Form 8-K”) by Universal Corporation (the “Company”), which, among other things, announced the appointment of Johan C. Kroner, the Senior Vice President of the Company, as Chief Financial Officer of the Company, effective as of September 1, 2018. At the time of filing of the Original Form 8-K, the Company’s Executive Compensation, Nominating and Corporate Governance Committee (the “Committee”) had not yet finalized the compensation arrangements pertaining to Mr. Kroner in connection with his promotion to Senior Vice President and Chief Financial Officer. Accordingly, the sole purpose of this Amendment is to provide Mr. Kroner’s compensation in connection with his promotion to Senior Vice President and Chief Financial Officer.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018, the Committee approved Mr. Kroner’s increase in compensation in connection with his promotion to Senior Vice President and Chief Financial Officer. Effective September 1, 2018, Mr. Kroner’s annual base salary increased to $450,000. Mr. Kroner’s annual target bonus opportunity percentage under the Company’s Annual Incentive Plan is 67% of his base salary. In addition, in recognition of Mr. Kroner’s promotion and to bring the pro-rata value of his 2018 long-term incentive award to equal 100% of his base salary (37.5% of target total annual compensation for fiscal year 2019), Mr. Kroner received 1,000 restricted stock units (the “RSUs”) and 1,000 performance shares (the “Performance Shares”) in accordance with the Company’s 2017 Stock Incentive Plan (collectively, the “Kroner Awards”). The Kroner Awards were granted on September 17, 2018 using the daily, volume-weighted average stock price for the 60-days ended August 31, 2018. The Kroner Awards vest in the same vesting period and with the same performance targets and other terms and conditions as the restricted stock unit and performance share awards granted to key executives, including Mr. Kroner, on May 25, 2018 and as generally described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 25, 2018 (the “Proxy Statement”). With the exception of new hires and significant promotions, long-term incentives are awarded by the Committee annually on a day between two and twelve business days following the public release of the Company’s annual earnings. Such timing enables the Committee to consider the prior year performance of the Company and the participants and the Committee’s expectations for the next performance period, while also guaranteeing that annual awards will be made after the Company publicly discloses its performance for the year. The awards also are made as early as practicable in the Company’s fiscal year in order to maximize the time period for the incentives associated with the awards. The Committee’s schedule is determined between six and twelve months in advance, and the proximity of any awards to market events other than earnings announcements is coincidental.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2018

UNIVERSAL CORPORATION

By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel and Secretary